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                SEVENTH AMENDMENT TO REAL ESTATE SALE AGREEMENT
                     [Prentice Plaza, Englewood, Colorado]


     THIS SEVENTH AMENDMENT TO REAL ESTATE SALE AGREEMENT (this "Amendment") is made as of the 8th day of July, 1999, by and between First Capital Prentice Avenue Associates, an Illinois joint venture ("Seller") and Gateway Canyon, Inc., a California corporation ("Purchaser").

     WHEREAS, Seller and Invesco Realty Advisors, Inc. ("Invesco") are parties to a Real Estate Sale Agreement dated as of March 19, 1999 (as amended from time to time, the "Purchase Agreement"), as amended by that certain (a) First Amendment to Real Estate Sale Agreement dated as of March 29, 1999, (b) Second Amendment to Real Estate Sale Agreement dated as of April 9, 1999, (c) Reinstatement of, and Third Amendment to, Real Estate Sale Agreement dated as of May 11, 1999, (d) side letter dated May 20, 1999, executed by Seller and Purchaser, (e) letter from Mary J. Garnett of Jones, Day, Reavis and Pogue to Daniel Acosta of Rosenberg & Liebentritt, P.C., dated June 8, 1999, (f) Fourth Amendment to Real Estate Sale Agreement dated June 14, 1999, (g) Fifth Amendment to Real Estate Sale Agreement dated June 18, 1999, and (h) Sixth Amendment to Real Estate Sale Agreement dated June 18, 1999 ("Sixth Amendment"). All capitalized terms which are used but not defined in this Amendment shall have the same respective meanings ascribed to such terms in the Purchase Agreement.

     WHEREAS, Invesco assigned its rights, interests and obligations under the Purchase Agreement to Purchaser pursuant to an Assignment and Assumption of Real Estate Sale Agreement dated June 7, 1999.

     WHEREAS, Seller and Purchaser desire to amend the Purchase Agreement as more particularly set forth below.

     NOW, THEREFORE, in consideration of the Purchase Agreement, the mutual covenants and agreements therein and hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Seller and Purchaser agree as follows:

     1. Waiver of Condition Precedent. Purchaser hereby acknowledges that the Fourth Amendment by and between Seller and Federal Express Corporation ("FedEx Fourth Amendment") has been fully executed and delivered to Purchaser, and Purchaser hereby waives its condition precedent with respect to such FedEx Fourth Amendment, as contained in Section 3 of the Sixth Amendment.

     2.  Closing.  The Closing is hereby extended until July 12, 1999.

     3. Credit at Closing. At Closing, Seller shall give Purchaser a credit in the amount of $25,000 to compensate Purchaser for the loss of anticipated parking income under the FedEx Fourth Amendment.

     4. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate

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execution of this Amendment, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

     5. Effect of Amendment. Except as expressly amended hereby, the Purchase Agreement shall remain in full force and effect and otherwise unmodified. Nothing in this Amendment shall be construed as waiving any of Purchaser's conditions precedent to Closing set forth in the Purchase Agreement, other than as set forth in Paragraph 1 of this Amendment.


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     IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this
Amendment as of the date first above written.

                                SELLER:

                                FIRST CAPITAL PRENTICE AVENUE ASSOCIATES, an
                                Illinois joint venture

                                By: First Capital Income Properties, Ltd. -- Series XI, an Illinois limited partnership, joint venturer

                                     By:  First Capital Financial Corporation,
                                          as General Partner


                                          By:
                                              ----------------------------------

                                          Name:
                                                --------------------------------

                                          Title:
                                                 -------------------------------


                                By:  First Capital Income and Growth Fund --
                                     Series XII, an Illinois limited
                                     partnership, joint venturer

                                     By:  First Capital Financial Corporation,
                                          as General Partner


                                          By:
                                              ----------------------------------

                                          Name:
                                                --------------------------------

                                          Title:
                                                 -------------------------------



                                PURCHASER:

                                GATEWAY CANYON, INC., a California corporation


                                By:
                                    --------------------------------------------

                                Name:
                                      ------------------------------------------

                                Title:
                                       -----------------------------------------



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